INDEPENDENT AUDITOR'S CONSENT
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We consent to the incorporation by reference in Amendment No. 1 of the
Registration Statement on Form S-3 of 1MAGE Software, Inc. of our report dated February 11, 1997, which appears on page 28 of the 1996 Annual Report to Shareholders on Form 10-K of 1MAGE Software, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Karsh & Company, P.C.
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Karsh & Company, P.C.
Denver, Colorado

September 24, 1997